Exhibit 99.1 Investor Presentation June 2020 NYSE: BCO 1

Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: second-quarter 2020 results; third-quarter and fourth-quarter 2020 results; improved results as businesses re-open following COVID-19 closures; impact of the COVID-19 pandemic on U.S. volumes and revenues; closing of the G4S acquisition; liquidity following the G4S acquisition; expected G4S acquisition synergies; expected impact of the G4S acquisition on 2020 results and expected post-synergy multiple; expected future payments to fund pension and UMWA obligations; 2020 EBITDA, cash flow and capex; and post-COVID-19 crisis tax rate. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing COVID-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of COVID-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019, and in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of May 5, 2020 and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix. | 2

Key Messages • 3 priorities during the crisis: PRIORITY 1 Protect employees and service customers PRIORITY 2 Preserve cash and optimize profitability PRIORITY 3 Position Brink’s to be stronger than ever on the other side of the crisis • G4S acquisition ~75% complete, expect $20 million of synergies • Strong financial health, ample liquidity, options to eliminate perceived risk • Near-term results: • April revenue down 25%; expected to be low point for 2020 • As businesses re-open, sequential monthly improvement expected • Customer base is diverse, stable, resilient and essential • Cash is the preferred payment method – managing it for banks and retailers is a significant growth opportunity • Strategy 1.0 - proven results, with more upside ahead • Strategy 2.0 - “the right services at the right time” | 3

World's Largest Cash Management Company

Brink's includes full-year 2019 pro forma data for G4S acquisition

Global Market Leader

2020 Global cash market ~$20 billion[1,2]



BRINKS
G4S
Loomis
Prosegur
Garda
Other

	Revenue[1]	Countries[1]	Regions[1]
Brink's + G4S	$4.5B	53	NA,SA,EMEA, Asia Pacific
Loomis	$2.2B	20	EMEA, NA, SA
Prosegur	$2.0B	20	SA, EMEA, Asia, Australia
Garda	$0.8B	2	NA

Brink's Operations[3]

53 countries

1,500 facilities

16,900 vehicles

50,700 CompuSafe® units and Recyclers

Pro Forma 2019 Segment Revenue[1]



North America
South America
Eastern Europe
Western Europe
Asia Pacific
MEA
Rest of World

Pro Forma 2019 Segment Op Profit[1]



North America
South America
Rest of World

1. Publicly available company data for cash services businesses per latest company filing. Brink's data represents 2019 reported results with closed and pending G4S acquisition 2019 pro forma financial results.
2. Brink's internal estimate based on internal and external sources, including Freedonia. Does not include unvended and underserved market opportunities.
3. Reflects the combination of Brink's operations as of 12/31/2019 and G4S 2019 operational metrics.

Note: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix. Amounts may not add due to rounding.

4

G4S Acquisition: An Excellent Strategic Fit

Transaction Details

- $835m purchase price
- Pro Forma financials[1]
  - $800m revenue
  - $85m operating profit
  - $115m adjusted EBITDA
- Acquisition to be completed in multiple phases
  - ~75% completed as of May 5
  - Remainder expected to close before 12/31/20
- Excludes G4S cash operations in U.K., South Africa and several smaller countries
- Excludes G4S Retail Cash Solutions

Highlights

- Expands Brink's global cash management footprint:
  - 14 new markets; 17 in total
- Broadens platform to execute:
  - Strategy 1.0 organic initiatives
  - Strategy 1.5 core/core acquisitions
  - Strategy 2.0 initiatives to expand presence in global cash ecosystem
- Includes cash-intensive, emerging growth markets in Eastern Europe and Asia
- Expected to be accretive to non-GAAP earnings in 2020
- Purchase multiple of ~7.3x 2019 pro-forma adjusted EBITDA
  - Expect ~6.2 post-synergy multiple

1. Pro Forma 2019 financial results.

5

A Strong Platform for Accelerated Growth1 Lithuania Latvia Estonia Netherlands Belgium Czech Republic Ireland Romania Luxembourg Hong Kong Kuwait Cyprus Macau Dominican Republic Philippines Indonesia 3 Malaysia Brink’s Cash Operations G4S Cash Operations Accelerated Growth Expected from Strategy 1.0 & 2.0 Initiatives 1. Represents cash management operations only. 6

PRIORITY 2 Strong Financial Health - Ample Liquidity ($ Millions, except where noted) Cash and Debt Capacity $300 • ~$800 million liquidity expected ~$3.1 B ~$0.8 B Liquidity after G4S Acquisition • ~$500 million Revolver plus ~$300 Cash $285 $258 million cash ~$2.5 B ~$2.5 B • Incremental $590 million Term Loan A ~$0.83B ~$1.2 B ~$0.9 B closed on April 1, 2020 for G4S Revolver Liquidity Liquidity $1 B Acquisition • No Maturities until 2024 • Credit Facility matures February 2024 • 4.625% Senior Notes mature October Utilized Revolver 2027 Available Revolver • Interest Rates Term Loan A $770 $760 ~$1,350 • Variable interest LIBOR plus 1.75% • Options available to eliminate perceived risk Senior Notes $600 $600 $600 1 Fin. Leases & Other $158 $159 $159 12/31/2019 3/31/2020 3/31/2020 Pro-Forma1 ~$800 Million of Liquidity Expected after G4S Acquisition | 1. Pro-forma to include additional $590 million Term Loan A closed on April 1, 2020. 7

PRIORITY 2

Maximize Cash Flow

Includes G4S Acquisition[1]

(Non-GAAP, $ Millions)


$564
$334
$127
$24
$80
$165
$564
$392
Op Profit
$172
D&A / Other
TBD
~$120 - $150
~ $65
~ $95
$100
TBD
Q2 – Q4 Op Profit
$63
Q1 Actual Op Profit
~ $185
D&A / Other
CFOA
Cash CapEx
Adj. EBITDA
2019 Actual
CFOA
Cash CapEx
Adj. EBITDA
2020 Estimate

Adjusted EBITDA

Cash From Operating Activities

Working Capital and Cash Restructuring
- DSO risk ... negotiating with vendors
- Cash restructuring related to G4S acquisition and adjusting labor due to the COVID-19 crisis

Cash Taxes
- 2019 included lower ETR, FTCs and refunds

Cash Interest
- Impacted by G4S acquisition and Adjusted EBITDA

Cash Capital Expenditures
- Remaining CapEx primarily for safety and security

Managing the Business to Maximize 2020 Free Cash Flow

[1] Includes full G4S acquisition with an estimated closing date on pending portion of July 1st.

Note: Amounts may not add due to rounding. See detailed reconciliations of cash flows in the Appendix.

8

PRIORITY 2 Protecting Profitability and Free Cash Flow 2019 Global Cost Structure 2020 Actions (Percent of Total Costs) Direct, Indirect & SG&A Labor • Headcount reductions … severance and furloughs • Negotiated with unions and works councils • Government programs offsetting some payroll costs • Overtime management • Hiring and merit increases frozen 40% • Temporary salary and benefit reductions Direct Labor Fleet & Freight ~60% • Further route optimization • Utilizing most efficient vehicles • Fleet replacement on hold 20% 95% • Necessary/safety maintenance only Indirect & • Freight directly correlates with BGS revenue SG&A Facilities • Rationalizing facilities and maintenance costs Fleet & Freight 15% • Negotiating lease adjustments and deferrals Government Assistance • Pursuing government assistance … different in every country Other including • Payroll support, tax payment deferral SG&A 20% Other Depreciation & • Minimizing professional fees Stock Comp 5% • Essential travel only High Percentage of Variable Costs Flex with Volume / Revenue | 9

United States COVID-19 Volume Impact and Actions

PRIORITY 2

Volume & Revenue


100%
~(30-35%)
~(5%)
~(25%)
Pre-COVID Volume and Revenue
Total Volume
Notes Volume
Revenue
April Impact

Impact

Revenue

- Service volume reductions began in mid-March … April expected to be low point
- Q3 & Q4 improvement expected with economies re-opening
- Retailers more impacted than Financial Institutions
  - 44% of retail customers "essential" and remain open
- Positioning Strategy 2.0 service offerings with retailers

Actions

Direct, Indirect and SG&A Labor

- Headcount reductions – (incl. contractors & open positions)
  - ~25% CIT, ~20% MP, ~20% SG&A
- Overtime reduced
- Salary reductions for management
- Merit increase and 401(k) match frozen

Fleet

- 2020 fleet replacement on hold
- Necessary/safety maintenance

Other

- Facilities maintenance tightened … accelerating closures
- Travel reduced to minimum required for operations
- PPE use increased

Government Programs

- No significant assistance available

10

A Strong Global Customer Base Percent of Revenue1 Brink’s Consolidated U.S. Mexico Brazil Argentina France = Financial Institutions = Retail = Gov’t / Other | 11 1. Brink’s Internal Analysis

U.S. Retail
Driven by Large, Essential Customers & CompuSafe®

44% Essential Services


Temporarily closed
Essential Services
Limited Operations

Retail Revenue[1]

Essential:
- Supermarkets, pharmacies, superstores, mass merchants, discount stores, gas stations, convenience stores, auto parts, healthcare

Limited Operations:
- 8% fast food restaurants
- 7% dine-in restaurants, primarily large national chains

Temporarily Closed:
- Department stores, clothing stores, education, movie theaters

Multi-location Customers


<20
100+
20-99

Retail Revenue by customer size (locations)[1]

Large Enterprises:
- 20% of retail revenue from customers with 1,000+ locations
- 30% from customers with 100-999 locations

Strong Recurring Revenue


CompuSafe
~30%
CIT

Retail Revenue[1]

Subscription-based:
- Long-term contracts and recurring revenue streams

Revenue expected to increase as businesses re-open
Brink's paid on # of stops, not cash volume

1. Represents U.S. Cash Revenue, which excludes Brink's Global Services and U.S. Global Payments

12

Cash in Circulation Continues to Grow Cash Availability Continues to Grow Number and value of notes in circulation consistently grows faster than GDP • 2009 – 2018 CAGR Value of Notes: USD ~7%, Euro ~5% • 2009 – 2018 CAGR Number of Notes: USD ~5%, Euro ~6% USD – notes in circulation1 Euro – notes in circulation2 (in billions) (in billions) 50 30 45 40 25 35 30 20 25 15 20 15 10 10 5 5 0 0 1996 2018 $1 $2 $5 $10 $20 $50 $100 $500 to $10,000 €5 €10 €20 €50 € 100 € 200 € 500 1. Board of Governors of the Federal Reserve System | 13 2. ECB - ecb.europa.eu

Cash is Most Preferred Payment – 75% of Global Transactions Drivers of Cash Usage Strong Cash Usage in our Largest Markets • Unbanked or underbanked rely on cash as a primary payment method • 25% of U.S. Households are unbanked / underbanked1 • All demographics use cash – all ages and income • Cash offers privacy for U.S. Brazil consumers, cannot be hacked • Cash is accessible to all (no hidden fees, required accounts) and ubiquitous • Cash is “go-to” payment method in times of crisis, disaster or cyber-attack Mexico France Argentina Cash All other methods Sources: Federal Reserve Bank of Atlanta, Federal Reserve Bank of Dallas, Banco do Brasil, European Central Bank Occasional Paper #201, PYMNTS.com, The Banque de France, Verdict, McKinsey & Co., Freedonia and internal estimates 14 12017 FDIC Survey of Unbanked and Underbanked Households |

During a Recession, Cash Usage Grows Cash usage grew significantly in the last Drivers of Cash Usage recession in a Recession Cash as a % of Total Payments - U.S. • Cash usage in 2008-2009 grew significantly with 31% government stimulus and constrained consumer 29% credit 27% • Unbanked and underbanked households increase 25% with higher unemployment and increased credit card losses 23% 21% Brink’s Stable in a Recession 19% 2008 2010 2012 2014 2016 2018 • During 2008-2010 recession – Brink’s U.S. revenue remained largely stable U.S. Organic Revenue 10% • Cash management services required at 5% 3% customers’ locations, even if volume is reduced 0% 0% • Unbanked and underbanked continue to transact in cash -5% -4% -10% 2008 2009 2010 Conversion to contactless and app-based payment systems will likely be from credit and debt card users, not cash-centric users Source: Survey of Consumer Payment Choice and Diary of Consumer Payment Choice – Federal Reserve Bank of Atlanta | 15

Cash is Safe and Vital to the Economy



Cash has Lower Germ Index
NYC Fast Food Door Handle
664
NYC Park Bench
503
Average Germ-Score for Credit Cards
285
NYC Train Station Bathroom
163
Average Germ-Score for Cash
160
Average Germ-Score for Coins
136
Average Cash Germ Score: 148
Germ Score By Surface



COVID-19 Virus Survival Time
(in hours)[1]
70
60
50
40
30
20
10
0
Air
Cardboard
Cash
Copper
Plastic
Stainless Steel
Debit/Credit Cards

"Adequate availability of cash is crucial for the functioning of the economy…**(cash) remains the dominant means of payment for consumers, and is of fundamental importance for the inclusion of socially vulnerable citizens, such as elderly or lower-income groups …**

Overall, banknotes do not represent a particularly significant risk of infection compared with other kinds of surface that people come into contact within daily life."

— Fabio Panetta
Member, Executive Board, European Central Bank, April 2020

"COVID-19 is thought to spread mainly through close contact from person to person. The **virus does not spread easily** in other ways (such as) **from touching surfaces or objects.**"

— Center for Disease Control
May 2020

A recent study shows that the average germ score for credit/debit cards is 285 vs. average germ score for cash/coins at 148 (~2x higher for cards vs. cash).
Source: https://lendedu.com/blog/dirty-money-credit-cards/
[1]BIS bulletin April 3, 2020

16

Strategic Plan 1: Strategy 1.0 + 1.5 (2017-2019)

Organic Growth + Acquisitions

2019 Adjusted EBITDA $564 Million – 3-yr CAGR ~18%

Strategy 1.5
Acquisition Growth

Adj. EBITDA	+$115
Op Profit	+$100
Adj. EBITDA (fully synergized)	+$160

- Focus on "core-core" & "core-adjacent"
- Capture synergies & improve density
- $1.1B invested in 13 SP1 acquisitions

Strategy 1.0
Core Organic Growth

Adj. EBITDA	+$107
Op Profit	+$ 76

- Close the Gap
- Accelerate Profitable Growth
- Introduce Differentiated Services – technology-driven

2017 2018 2019

Organic Growth + Acquisitions = Increased Value for Shareholders

Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

17

Strategic Plan 1 (SP1) Targets Exceeded Substantial Value Created for Shareholders (Non-GAAP, $ Millions, except EPS) Revenue +27% Op Profit +81% Adj. EBITDA +65% EPS +71% CAGR +8% CAGR +22% CAGR +18% CAGR +19% Avg. Organic Growth +7% $3,680 $564 $392 $3,275 $3.89 $475 $2,908 $325 $3.50 $342 $216 $2.28 7.4% ~10% 10.6% 11.8% ~15% 15.3% Margin Margin Margin Margin Margin Margin 2016 SP1 2019 2016 SP1 2019 2016 SP1 2019 2016 SP1 2019 Actual Target Actual Actual Target Actual Actual Target Actual Actual Target Actual Operating Profit CAGR 22% Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 18 SP1 Target as of 3/2/2017 Investor Day

SP2: Further Expansion into the Total Cash Ecosystem (2020 – 2022)

1.0 WD +1.5 +2.0 = Accelerated Value Creation

Strategy 2.0
Expand Services & Customer Base

Expand high-margin, high-value, cost-effective offerings:

- Add new unvended and underserved customers with attractively-priced, high-value services
- Increase share with existing customers via a broader array of high-value services

Strategy 1.5
Acquisitions

- $1.1B invested in 13 SP1 acquisitions
- Investing ~$835M in SP2 G4S acquisition
- Pursue additional "core-core" & "core-adjacent" accretive acquisitions
- Identify, evaluate and pursue new platform acquisitions to support 2.0

Strategy 1.0
Wider Deeper (WD)
Core Organic Growth

- Global roll-out of BreakThru initiatives to Close the Gap
- Accelerate Profitable Growth
- Introduce Differentiated Services

2017 2018 2019 2020 2021 2022

19

Large U.S. Retail Opportunity for Brink’s Pre- and Post-COVID-19 Large in-person retail market with one-third of purchases in cash 2019 Total U.S. Cash accounts for 32% Retail Market $5.5T1 of in-person purchases2 Check 89% of 2% Purchases Credit In-Person at 28% Point-of-Sale E-Commerce Cash 11% 32% Debit Other 31% 7% 1. Retail Indicators Branch, U.S. Census Bureau. | 2. 2019 Findings from the Diary of Consumer Payment Choice, Cash Product Office, Federal Reserve System. Note, excludes bill payments 20

Opportunity: 90% of U.S. Retail Locations Not Served by Cash Management Industry in 2019


~90% Unvended
3.8M Retail Locations[1]
BCO
~10% Vended
Brink's initial Strategy 2.0 targets include select enterprise companies with >500 locations

Market Landscape (Estimated)

- 90% of the 3.8 million U.S. retail locations lack a cash management solution ("unvended")
- ~380K are "vended" by Brink's or competitors
- Of the 380K, Brink's currently serves ~135K


Credit / Debit[2]
Unvended
~3%
3.8M
Loc.[1]
Vended
~97%

1. Source U.S. Census Bureau and internal estimates
2. Nilson Report and Brink's analysis

21

PRIORITY 3 Seizing the Unvended Opportunity with Strategy 2.0 Brink’s Complete disrupts cash management’s one-size-fits-all paradigm with flexible, tech-enabled solutions for a wider range of customers. Introducing Brink’s Complete A Strategy 2.0 Offering • Subscription-based cash management service, target cost <1% of payments • Combines a low-cost device with a self-service app, allowing customers to make deposits and request change orders. • Customers receive advance credit the next business day for the deposits they place in the device. | 22

PRIORITY 3 Brink’s Complete The Right Service at the Right Time Brink’s Complete Value Proposition Simplified, cost-effective cash management Customer Benefits • Next-day credit • Target cost <1% of cash payments • Eliminates trips to the bank • Bank agnostic • Hassle-free onboarding, use and billing • Enables retail staff to prioritize customer service Well-Positioned for the “New Normal” • More digital experiences and less human contact • Cost-effective solution • Supports quick and safe re-opening • Improved access to working capital | 23

Summary 2020 – Managing through the Crisis • Expect low point in 2Q, positive operating profit • Expect improvement in 3Q and 4Q with aggressive cost actions and gradual economy re-openings • Ample liquidity • Targeting positive free cash flow for the year 2021 and Beyond: Focus on Priority 3 • Emerge from crisis stronger than ever, poised for long-term revenue and margin growth: • Accelerate Strategy 1.0 WD organic growth initiatives • Reposition business to increase earnings leverage (reduce fixed costs) • Integrate G4S to leverage future organic growth and Strategy 1.5 core-core acquisitions • Accelerate organic growth with Strategy 2.0 and Brink’s Complete | 24

The world counts on Brink’s. A Brink’s truck alone on the streets of Paris. We are grateful to our employees who continue to provide essential services to customers around the world during the COVID-19 pandemic.

Appendix 26

Our Priorities PRIORITY 1 Our people and customers • Our highest priority is the health and safety of our employees, their families and our customers. • Provide “essential services” to our customers. PRIORITY 2 Preserve cash and optimize profitability • Take decisive and timely actions to preserve cash, maximize liquidity. • Execute actions now to reduce variable and fixed costs. PRIORITY 3 Position Brink’s to be stronger on the other side of the crisis • Resize the business and rebuild our business model to achieve target profitability at lower revenue. Accelerate synergies and restructuring. • Complete and integrate G4S cash acquisitions. • Continue Strategy 2.0 development and implementation. | 27

Recurring Revenue from Large U.S. Financial Institutions (FI) 66% of U.S. FI Revenue from Customers with 50+ Locations1 <10 • Top 25 Tier 1 banks comprise ~50% of FI revenue 52% • Recurring revenue and 10-49 18% long-term contracts 18% • Stable recurring revenue during the crisis • Outsourcing opportunities in post-pandemic 50+ environment • Potential opportunity to gain share with lower tier FIs | 28 1. Represents U.S. Cash Revenue, which excludes Brink’s Global Services and U.S. Global Payments

CapEx – Target 40-60% Cash Reduction PRIORITY 2 Cash Capital Expenditures 2018-2020 ($ Millions) Targeting ~40-60% reduction in cash CapEx. $165 $165 Cash CapEx Remaining CapEx $155 primarily for safety and $26 $25 Cash Devices security. $25 ~$100 G4S ~$20 Acquisition Cash CapEx excl. Cash $138 $140 $130 ~$25 Devices ~$55 2018 Actual 2019 Actual 2020 Original Target 2020 Revised Cash CapEx Target | 29

Non-GAAP Income Tax Tax Rate 49.8% • Excludes impact of post Q1 G4S acquisitions • U.S. taxable income limitation • Inability to credit any taxes on cross border payments, plus 34.2% 34.2% 31.4% 32.0% • U.S. tax net operating loss with no tax benefit because of U.S. taxation of global earnings • U.S. taxable income decline is attributable to lower earnings in the U.S. cash business and lower corporate items from countries (royalties, etc.) 2017 2018 2019 2020 2020 Post Original 1Q COVID-19 Guidance Normalized ETR expected to return to low 30% range upon improvement of earnings following 2020 Original Guidance 32.0% the COVID-19 crisis PBT Change at Statutory Rate 3.0% U.S. Taxable Income 11.2% Other 3.6% 2020 1Q 49.8% Note: See detailed reconciliations of non-GAAP to GAAP results and 2020 Income Tax Guidance in the Appendix.. | 30

Net Debt and Leverage (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Leverage Ratio1 1.4 2.4 2.4 3.0 ~$2,342 Fully-Synergized G4S Acquisition ~3.5 Pro-forma Leverage Remaining G4S Adjusted EBITDA acquisition Bank defined EBITDA includes TTM EBITDA, plus projected 18 month synergies for acquisitions $1,577 ~$668 Pro-forma Fully- Synergized $1,349 G4S $1,214 $564 Acquisition $533 $512 $425 $612 2017 2018 2019 3/31/20 2017 2018 2019 Q1 2020 TTM Actual Actual Actual Actual Actual Actual Actual Actual The G4S Acquisition(s) are expected to increase Leverage ½ turn 1. Net Debt divided by Adjusted EBITDA. Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix | 31

Debt Maturity Profile ($ Millions) Maturity Schedule for Credit Facility and Senior Notes $1,000 Revolver Senior Notes $1,089 Term Loan A1 $600 $62 $70 $70 $70 2020 2021 2022 2023 2024 2025 2026 2027 1. Pro forma for April 1, 2020 $590M Term Loan A addition 32

Legacy Liabilities – Underfunding ($ Millions) Frozen Primary U.S. Pension UMWA Assets $ 721 729 777 687 699 Assets $ 227 217 219 182 178 Obligations $ (835) (837) (879) (794) (817) Obligations $ (433) (444) (513) (479) (425) Primary U.S. Pension UMWA 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 ($108) ($102) ($107) ($114) ($118) ($206) ($227) ($247) ($294) ($297) | 33 Note: 2019 amounts based on actuarial assumptions at December 31, 2019.

Estimated Cash Payments for Legacy Liabilities ($ Millions) Payments to Primary U.S. Pension Payments to UMWA $310 $14 $18 $16 $25 $24 $10 $2 $0 $16 2019 2020 2021 2022 2023 2024 2025 2026 2019 2028 2029 2030 After 2030 Primary US Pension • Based on actuarial assumptions (as of 12/31/19), no additional cash contributions expected until 2022 • Remeasurement occurs every year-end: disclosed in 10K UMWA • Based on actuarial assumptions (as of 12/31/19), no cash payments expected until 2028 | Note: Above amounts based on actuarial assumptions at December 31, 2019 34

International Pension Plans ($ Millions) Underfunding Estimated Future Benefit Payments from Plan Assets Assets $ 165 173 203 180 215 $15 Obligations $ (263) (267) (302) (264) (318) $14 $13 $12 $12 2015 2016 2017 2018 2019 ($84) ($94) ($98) ($99) ($103) 2020 2021 2022 2023 2024 | Note: 2019 amounts based on actuarial assumptions at December 31, 2019 35

2016-2017 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

($ Millions)

	2016					2017				
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Revenues:										
GAAP	$ 721.8	739.5	755.8	803.5	3,020.6	$ 788.4	805.9	849.5	903.2	3,347.0
Venezuela operations[(a)]	(32.1)	(21.5)	(20.4)	(35.4)	(109.4)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)
Acquisitions and dispositions[(a)]	(0.8)	(1.5)	(0.5)	-	(2.8)	-	-	-	-	-
Non-GAAP	$ 688.9	716.5	734.9	768.1	2,908.4	$ 740.3	759.6	828.7	864.3	3,192.9
Operating profit (loss):										
GAAP	$ 23.5	32.2	59.7	69.1	184.5	$ 70.9	48.3	66.4	88.3	273.9
Venezuela operations[(a)]	(2.7)	(1.6)	(2.2)	(12.0)	(18.5)	(21.1)	4.5	(2.5)	(1.3)	(20.4)
Reorganization and Restructuring[(a)]	6.0	2.1	2.3	19.9	30.3	4.1	5.6	6.4	6.5	22.6
Acquisitions and dispositions[(a)]	6.8	7.4	3.2	2.1	19.5	(0.4)	2.4	6.1	(2.8)	5.3
Non-GAAP	$ 33.6	40.1	63.0	79.1	215.8	$ 53.5	60.8	76.4	90.7	281.4
Interest expense:										
GAAP	$ (4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$ (4.8)	(6.0)	(7.7)	(13.7)	(32.2)
Venezuela operations[(a)]	0.1	-	-	-	0.1	-	-	-	0.1	0.1
Acquisitions and dispositions[(a)]	-	-	-	-	-	-	-	0.8	0.3	1.1
Non-GAAP	$ (4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$ (4.8)	(6.0)	(6.9)	(13.3)	(31.0)
Taxes:										
GAAP	$ 9.4	14.5	19.5	35.1	78.5	$ 14.4	17.3	16.4	109.6	157.7
Retirement plans[(c)]	2.6	2.9	2.9	2.9	11.3	2.7	3.1	3.2	3.6	12.6
Venezuela operations[(a)]	(2.5)	(4.7)	(2.4)	(4.5)	(14.1)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)
Reorganization and Restructuring[(a)]	1.9	0.6	0.7	4.2	7.4	1.4	1.9	2.2	2.1	7.6
Acquisitions and dispositions[(a)]	0.3	0.9	0.2	0.4	1.8	0.2	0.3	2.5	1.5	4.5
Deferred tax valuation allowance[(b)]	-	-	-	(14.7)	(14.7)	-	-	-	-	-
Prepayment penalties[(d)]	-	-	-	-	-	-	-	2.4	(2.2)	0.2
Interest on Brazil tax claim[(e)]	-	-	-	-	-	-	-	1.4	(0.9)	0.5
Tax reform[(f)]	-	-	-	-	-	-	-	-	(86.0)	(86.0)
Tax on accelerated income[(g)]	-	-	-	-	-	-	-	-	0.4	0.4
Income tax rate adjustment[(h)]	(1.7)	(1.5)	0.1	3.1	-	2.5	(0.3)	(1.5)	(0.7)	-
Non-GAAP	$ 10.0	12.7	21.0	26.5	70.2	$ 16.3	18.5	23.5	26.5	84.8

Amounts may not add due to rounding. See slide 38 for footnote explanations.

36

2016-2017 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations

($ Millions)

	2016					2017				
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Income (loss) from continuing operations attributable to Brink's:										
GAAP	$ (3.1)	0.3	24.5	14.5	36.2	$ 34.7	14.3	19.9	(52.0)	16.9
Retirement plans[c]	4.7	5.2	5.0	5.3	20.2	4.6	5.5	5.8	6.4	22.3
Venezuela operations[a]	1.7	5.0	0.4	(4.5)	2.6	(8.4)	8.3	0.9	-	0.8
Reorganization and Restructuring[a]	4.1	1.5	1.7	16.4	23.7	2.4	3.6	4.0	4.2	14.2
Acquisitions and dispositions[a]	6.5	6.5	2.9	2.3	18.2	(0.6)	2.1	4.4	2.3	8.2
Deferred tax valuation allowance[b]	-	-	-	14.7	14.7	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	4.1	4.0	8.1
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	2.7	(1.6)	1.1
Tax reform[f]	-	-	-	-	-	-	-	-	86.0	86.0
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.4)	(0.4)
Income tax rate adjustment[h]	2.1	1.8	(0.2)	(3.7)	-	(2.7)	0.3	1.7	0.7	-
Non-GAAP	$ 16.0	20.3	34.3	45.0	115.6	$ 30.0	34.1	43.5	49.6	157.2
EPS:										
GAAP	$ (0.06)	0.01	0.48	0.28	0.72	$ 0.67	0.28	0.38	(1.02)	0.33
Retirement plans[c]	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.11	0.12	0.43
Venezuela operations[a]	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	0.02	-	0.02
Reorganization and Restructuring[a]	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.08	0.08	0.27
Acquisitions and dispositions[a]	0.13	0.13	0.06	0.04	0.37	(0.01)	0.04	0.09	0.05	0.16
Deferred tax valuation allowance[b]	-	-	-	0.29	0.29	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	0.08	0.08	0.16
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	0.05	(0.03)	0.02
Tax reform[f]	-	-	-	-	-	-	-	-	1.65	1.66
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.01)	(0.01)
Income tax rate adjustment[h]	0.04	0.04	(0.01)	(0.07)	-	(0.05)	0.01	0.03	0.01	-
Share adjustment[k]	-	-	-	-	-	-	-	-	0.02	-
Non-GAAP	$ 0.32	0.40	0.68	0.88	2.28	$ 0.58	0.66	0.84	0.95	3.03
Depreciation and Amortization:										
GAAP	$ 32.2	32.9	32.4	34.1	131.6	$ 33.9	34.6	37.9	40.2	146.6
Venezuela operations[a]	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)
Reorganization and Restructuring[a]	-	-	-	(0.8)	(0.8)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)
Acquisitions and dispositions[a]	(0.9)	(0.9)	(0.9)	(0.9)	(3.6)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)
Non-GAAP	$ 31.2	31.8	31.4	32.1	126.5	$ 32.0	32.5	34.3	35.5	134.3

Amounts may not add due to rounding. See slide 38 for footnote explanations.

37

2016-2017 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations

($ Millions)

	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Full Year	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2017 Full Year
Adjusted EBITDA[j]**:**										
Net income (loss) attributable to Brink's - GAAP	$ (3.1)	0.3	24.5	12.8	34.5	$ 34.7	14.2	19.9	(52.1)	16.7
Interest expense - GAAP	4.9	4.9	5.1	5.5	20.4	4.8	6.0	7.7	13.7	32.2
Income tax provision - GAAP	9.4	14.5	19.5	35.1	78.5	14.4	17.3	16.4	109.6	157.7
Depreciation and amortization - GAAP	32.2	32.9	32.4	34.1	131.6	33.9	34.6	37.9	40.2	146.6
EBITDA	$ 43.4	52.6	81.5	87.5	265.0	$ 87.8	72.1	81.9	111.4	353.2
Discontinued operations - GAAP	-	-	-	1.7	1.7	-	0.1	-	0.1	0.2
Retirement plans[c]	7.3	8.1	7.9	8.2	31.5	7.3	8.6	9.0	10.0	34.9
Venezuela operations[a]	(1.0)	0.1	(2.1)	(9.3)	(12.3)	(13.7)	4.1	(2.6)	(1.5)	(13.7)
Reorganization and Restructuring[a]	6.0	2.1	2.4	19.8	30.3	2.9	4.9	5.7	6.1	19.6
Acquisitions and dispositions[a]	5.9	6.5	2.2	1.8	16.4	(1.0)	1.3	3.4	(0.5)	3.2
Prepayment penalties[d]	-	-	-	-	-	-	-	6.5	1.8	8.3
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	4.1	(2.5)	1.6
Income tax rate adjustment[h]	0.4	0.3	(0.1)	(0.6)	-	(0.2)	-	0.2	-	-
Share-based compensation[i]	2.8	2.1	1.8	2.8	9.5	4.5	4.0	4.0	5.2	17.7
Adjusted EBITDA	$ 64.8	71.8	93.6	111.9	342.1	$ 87.6	95.1	112.2	130.1	425.0

The outlook for second quarter 2020 and full-year 2020 Non-GAAP Adjusted EBITDA and 2020 Income Tax Guidance cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results. .

(a) See "Other Items Not Allocated To Segments" on slides 42-43 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.
(b) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and the timing of tax deductions related to executive leadership transition.
(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
(d) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.
(e) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.
(f) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.
(g) The non-GAAP tax rate excludes the 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.
(h) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2017 and 36.8% for 2016.
(i) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based
(k) Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, non-GAAP EPS was calculated using diluted shares. compensation.

Amounts may not add due to rounding

38

2018- Q1 2020 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations

($ Millions)

	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2018 Full Year	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2019 Full Year	2020 Q1
Revenues:											
GAAP	$ 879.1	849.7	852.4	907.7	3,488.9	$ 905.0	914.0	928.4	935.8	3,683.2	$ 872.8
Venezuela operations[(a)]	(25.8)	(25.6)	-	-	(51.4)	-	-	-	-	-	-
Acquisitions and dispositions[(a)]	-	-	-	-	-	-	0.3	0.2	-	0.5	-
Internal loss[(a)]	-	-	-	-	-	-	-	(4.0)	-	(4.0)	-
Non-GAAP	$ 853.3	824.1	852.4	907.7	3,437.5	$ 905.0	914.3	924.6	935.8	3,679.7	$ 872.8
Operating profit (loss):											
GAAP	$ 64.8	61.7	67.0	81.2	274.7	$ 58.4	52.6	52.5	73.3	236.8	$ 26.2
Venezuela operations[(a)]	(3.5)	1.2	-	-	(2.3)	-	-	-	-	-	-
Reorganization and Restructuring[(a)]	3.7	4.5	7.3	5.1	20.6	3.5	10.6	6.4	8.3	28.8	5.6
Acquisitions and dispositions[(a)]	6.5	7.4	10.7	16.8	41.4	17.2	22.6	24.0	24.7	88.5	19.1
Argentina highly inflationary impact[(a)]	-	-	8.3	(0.3)	8.0	4.3	0.1	7.9	2.2	14.5	2.4
Internal loss[(a)]	-	-	-	-	-	-	2.6	11.3	7.0	20.9	9.6
Reporting compliance[(a)]	-	1.4	2.0	1.1	4.5	1.4	0.3	0.3	0.1	2.1	0.2
Non-GAAP	$ 71.5	76.2	95.3	103.9	346.9	$ 84.8	88.8	102.4	115.6	391.6	$ 63.1
Interest expense:											
GAAP	$ (15.0)	(15.8)	(17.0)	(18.9)	(66.7)	$ (23.0)	(22.7)	(22.9)	(22.0)	(90.6)	$ (20.0)
Venezuela operations[(a)]	-	0.1	-	-	0.1	-	-	-	-	-	-
Acquisitions and dispositions[(a)]	0.2	0.2	0.1	0.7	1.2	1.5	1.5	1.5	1.3	5.8	0.7
Argentina highly inflationary impact[(a)]	-	-	-	(0.2)	(0.2)	-	-	-	-	-	-
Non-GAAP	$ (14.8)	(15.5)	(16.9)	(18.4)	(65.6)	$ (21.5)	(21.2)	(21.4)	(20.7)	(84.8)	$ (19.3)
Taxes:											
GAAP	$ 11.4	18.6	23.0	17.0	70.0	$ 9.7	12.7	14.7	23.9	61.0	$ (12.2)
Retirement plans[(c)]	1.9	2.0	2.0	2.0	7.9	1.9	1.6	1.6	6.0	11.1	1.8
Venezuela operations[(a)]	(1.5)	(2.4)	-	-	(3.9)	-	-	-	-	-	-
Reorganization and Restructuring[(a)]	1.2	1.5	2.4	1.6	6.7	1.0	2.6	2.0	1.5	7.1	1.3
Acquisitions and dispositions[(a)]	3.1	6.2	2.8	1.7	13.8	1.7	1.1	0.9	1.4	5.1	2.1
Tax reform[(d)]	-	-	-	2.1	2.1	-	-	-	-	-	-
Tax on accelerated income[(e)]	0.5	(0.2)	-	(0.3)	-	-	-	-	7.3	7.3	-
Argentina highly inflationary impact[(a)]	-	-	0.6	(0.6)	-	-	-	(1.4)	-	(1.4)	(0.2)
Internal loss[(a)]	-	-	-	-	-	-	0.1	2.4	1.5	4.0	2.2
Reporting compliance[(a)]	-	0.3	0.5	(0.7)	0.1	-	-	-	0.1	0.1	-
Gain on lease termination[(k)]	-	-	-	-	-	-	-	(1.2)	-	(1.2)	-
Loss on deconsolidation of Venezuela operations[(f)]	-	-	0.1	-	0.1	-	-	-	-	-	-
Income tax rate adjustment[(b)]	3.0	(4.1)	(4.6)	5.7	-	4.9	2.7	6.1	(13.7)	-	24.4
Non-GAAP	$ 19.6	21.9	26.8	28.5	96.8	$ 19.2	20.8	25.1	28.0	93.1	$ 19.4

Amounts may not add due to rounding. See slide 41 for footnote explanations.

39

2018- Q1-2020 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations

($ Millions)

	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2018 Full Year	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2019 Full Year	2020 Q1
Income (loss) from continuing operations attributable to Brink's:											
GAAP	$ 22.1	107.8)	17.5	34.9	(33.3)	$ 13.7	12.6	5.8	(3.8)	28.3	$ 1.8
Retirement plans[c]	6.9	6.1	6.1	6.2	25.3	6.5	4.9	5.0	19.8	36.2	5.9
Venezuela operations[a][i]	0.5	3.0	0.3	0.3	4.1	0.5	0.4	-	-	0.9	-
Reorganization and Restructuring[a]	2.5	3.1	4.9	3.4	13.9	2.5	8.0	4.4	6.8	21.7	4.2
Acquisitions and dispositions[a]	6.5	3.8	8.2	14.7	33.2	17.0	23.0	24.8	23.6	88.4	20.7
Tax reform[d]	-	-	-	(2.1)	(2.1)	-	-	-	-	-	-
Tax on accelerated income[e]	(0.5)	0.2	-	0.3	-	-	-	-	(7.3)	(7.3)	-
Argentina highly inflationary impact[a]	-	-	7.2	0.1	7.3	4.3	0.1	9.3	2.2	15.9	2.6
Internal loss[a]	-	-	-	-	-	-	2.5	8.9	5.5	16.9	7.4
Reporting compliance[a]	-	1.1	1.5	1.8	4.4	1.4	0.3	0.3	-	2.0	0.2
Gain on lease termination[k]	-	-	-	-	-	-	(5.2)	1.2	-	(4.0)	-
Loss on deconsolidation of Venezuela operations[f]	-	126.7	(0.1)	-	126.6	-	-	-	-	-	-
Income tax rate adjustment[b]	(2.6)	4.2	4.0	(5.6)	-	(4.9)	(2.7)	(6.1)	13.7	-	(24.4)
Non-GAAP	$ 35.4	40.4	49.6	54.0	179.4	$ 41.0	43.9	53.6	60.5	199.0	$ 18.4
EPS:											
GAAP	$ 0.42	(2.11)	0.34	0.68	(0.65)	$ 0.27	0.25	0.11	(0.08)	0.55	$ 0.03
Retirement plans[c]	0.13	0.12	0.12	0.12	0.49	0.13	0.10	0.10	0.39	0.71	0.12
Venezuela operations[a][i]	0.01	0.06	0.01	0.01	0.08	0.01	0.01	-	-	0.02	-
Reorganization and Restructuring[a]	0.05	0.06	0.09	0.07	0.27	0.05	0.16	0.09	0.13	0.43	0.08
Acquisitions and dispositions[a]	0.12	0.07	0.16	0.29	0.64	0.33	0.45	0.49	0.46	1.73	0.40
Tax reform[d]	-	-	-	(0.04)	(0.04)	-	-	-	-	-	-
Tax on accelerated income[e]	(0.01)	-	-	0.01	-	-	-	-	(0.14)	(0.14)	-
Argentina highly inflationary impact[a]	-	-	0.14	-	0.14	0.09	-	0.18	0.04	0.31	0.05
Internal loss[a]	-	-	-	-	-	-	0.05	0.17	0.11	0.33	0.14
Reporting compliance[a]	-	0.02	0.03	0.04	0.09	0.03	0.01	0.01	-	0.04	-
Gain on lease termination[k]	-	-	-	-	-	-	(0.10)	0.02	-	(0.08)	-
Loss on deconsolidation of Venezuela operations[f]	-	2.43	-	-	2.44	-	-	-	-	-	-
Income tax rate adjustment[b]	(0.05)	0.08	0.08	(0.11)	-	(0.10)	(0.05)	(0.12)	0.27	-	(0.48)
Share adjustment[l]	-	0.04	-	-	0.01	-	-	-	-	-	-
Non-GAAP	$ 0.68	0.78	0.95	1.05	3.46	$ 0.81	0.86	1.05	1.18	3.89	$ 0.36
Depreciation and Amortization:											
GAAP	$ 38.8	39.1	41.6	42.8	162.3	$ 47.9	48.7	42.9	45.5	185.0	$ 45.0
Venezuela operations[a]	(0.5)	(0.6)	-	-	(1.1)	-	-	-	-	-	-
Reorganization and Restructuring[a]	(1.2)	(0.2)	(0.4)	(0.1)	(1.9)	(0.1)	-	-	(0.1)	(0.2)	-
Acquisitions and dispositions[a]	(3.8)	(3.4)	(4.5)	(6.0)	(17.7)	(6.4)	(10.4)	(7.0)	(7.1)	(30.9)	(7.4)
Argentina highly inflationary impact[a]	-	-	-	-	-	(0.2)	(0.3)	(0.3)	(1.0)	(1.8)	(0.7)
Non-GAAP	$ 33.3	34.9	36.7	36.7	141.6	$ 41.2	38.0	35.6	37.3	152.1	$ 36.9

Amounts may not add due to rounding. See slide 41 for footnote explanations.

40

2018- Q1-2020 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations

($ Millions)

	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2018 Full Year	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2019 Full Year	2020 Q1
Interest and other income (expense):											
GAAP	$ (13.1)	(8.1)	(8.1)	(9.5)	(38.8)	$ (11.2)	(3.1)	(7.8)	(30.6)	(52.7)	$ (15.6)
Retirement plans[c]	8.8	8.1	8.1	8.2	33.2	8.4	6.5	6.6	25.8	47.3	7.7
Venezuela operations[a]	1.9	0.9	0.3	0.3	3.4	0.5	0.4	-	-	0.9	-
Acquisitions and dispositions[a]	2.9	2.4	0.2	(1.1)	4.4	-	-	0.2	(0.9)	(0.7)	3.0
Argentina highly inflationary impact[a]	-	-	(0.5)	-	(0.5)	-	-	-	-	-	-
Gain on lease termination[k]	-	-	-	-	-	-	(5.2)	-	-	(5.2)	-
Non-GAAP	$ 0.5	3.3	-	(2.1)	1.7	$ (2.3)	(1.4)	(1.0)	(5.7)	(10.4)	$ (4.9)
Noncontrolling interests:											
GAAP	$ 3.2	0.3	1.4	0.9	5.8	$ 0.8	1.5	1.3	0.6	4.2	$ 1.0
Venezuela operations[a]	(0.6)	1.6	-	-	1.0	-	-	-	-	-	-
Reorganization and Restructuring[a]	-	(0.1)	-	0.1	-	-	-	-	-	-	0.1
Acquisitions and dispositions[a]	-	-	-	-	-	-	-	-	0.1	0.1	-
Income tax rate adjustment[b]	(0.4)	(0.1)	0.6	(0.1)	-	-	-	-	-	-	-
Non-GAAP	$ 2.2	1.7	2.0	0.9	6.8	$ 0.8	1.5	1.3	0.7	4.3	$ 1.1
Adjusted EBITDA[h]:											
Net income (loss) attributable to Brink's - GAAP	$ 22.3	(107.9)	17.4	34.9	(33.3)	$ 13.7	12.5	5.4	(2.6)	29.0	$ 1.8
Interest expense - GAAP	15.0	15.8	17.0	18.9	66.7	23.0	22.7	22.9	22.0	90.6	20.0
Income tax provision - GAAP	11.4	18.6	23.0	17.0	70.0	9.7	12.7	14.7	23.9	61.0	(12.2)
Depreciation and amortization - GAAP	38.8	39.1	41.6	42.8	162.3	47.9	48.7	42.9	45.5	185.0	45.0
EBITDA	$ 87.5	(34.4)	99.0	113.6	265.7	$ 94.3	96.6	85.9	88.8	365.6	$ 54.6
Discontinued operations - GAAP	(0.2)	0.1	0.1	-	-	-	0.1	0.4	(1.2)	(0.7)	-
Retirement plans[c]	8.8	8.1	8.1	8.2	33.2	8.4	6.5	6.6	25.8	47.3	7.7
Venezuela operations[a][j]	(1.5)	(0.1)	0.3	0.3	(1.0)	0.5	0.4	-	-	0.9	-
Reorganization and Restructuring[a]	2.5	4.4	6.9	4.9	18.7	3.4	10.6	6.4	8.2	28.6	5.5
Acquisitions and dispositions[a]	5.6	6.4	6.4	9.7	28.1	10.8	12.2	17.2	16.6	56.8	14.7
Argentina highly inflationary impact[a]	-	-	7.8	(0.3)	7.5	4.1	(0.2)	7.6	1.2	12.7	1.7
Internal loss[a]	-	-	-	-	-	-	2.6	11.3	7.0	20.9	9.6
Reporting compliance[a]	-	1.4	2.0	1.1	4.5	1.4	0.3	0.3	0.1	2.1	0.2
Gain on lease termination[k]	-	-	-	-	-	-	(5.2)	-	-	(5.2)	-
Loss on deconsolidation of Venezuela operations[f]	-	126.7	-	-	126.7	-	-	-	-	-	-
Income tax rate adjustment[b]	0.4	0.1	(0.6)	0.1	-	-	-	-	-	-	-
Share-based compensation[g]	6.8	5.7	6.3	9.5	28.3	8.9	9.7	9.5	6.9	35.0	7.2
Adjusted EBITDA	$ 109.9	118.4	136.3	147.1	511.7	$ 131.8	133.6	145.2	153.4	564.0	$ 101.2

(a) See "Other Items Not Allocated To Segments" on slides 42-43 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b) (b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 49.8% for 2020 and was 31.4% for 2019 and 34.2% for 2018.

(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets. The 2018 amount represents a benefit associated with reversing a portion of the 2017 estimated impact as a result of guidance issued by U.S. authorities.

(e) The non-GAAP tax rate excludes the 2019 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.

(f) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

(g) Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in 2019 and $0.1 million in the fourth quarter and full-year of 2018. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

(h) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(i) Because we reported a loss from continuing operations on a GAAP basis in the second quarter of 2018, full year 2018 and the fourth quarter of 2019, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the second quarter of 2018, full year 2018 and fourth quarter of 2019, non-GAAP EPS was calculated using diluted shares.

(j) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 ($0.6 million in the second half of 2018) and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.

(k) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.

41

Amounts may not add due to rounding

Non-GAAP Reconciliation – Other (1 of 2) The Brink’s Company and subsidiaries ($ Millions) Other Items Not Allocated to Segments (Unaudited) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, an additional $17.3 million in 2017 and $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 costs related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, $7.6 million in 2018, $28.8 million in 2019 and $5.6 million in the first three months of 2020, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $1 million and $2 million in future periods. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2020 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $7.2 million in the first three months of 2020. - We incurred $5.5 million in integration costs related to Dunbar and TVS in the first three months of 2020. - Transaction costs related to business acquisitions were $5.5 million in the first three months of 2020. - Restructuring costs related to acquisitions, primarily Dunbar, were $0.4 million in the first three months of 2020. 2019 Acquisitions and Dispositions - We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. - Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. - Restructuring costs related to our Dunbar and Rodoban acquisitions were $5.6 million in 2019. - Transaction costs related to business acquisitions were $7.9 million in 2019. - Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. - In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. 2018 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. - Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. - 2018 transaction costs related to business acquisitions were $6.7 million. - We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. - Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. - We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. - We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. - Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. - We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions - Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. - Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. - Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. | 42

Non-GAAP Reconciliation – Other (2 of 2) The Brink’s Company and subsidiaries ($ Millions) Other Items Not Allocated to Segments (Unaudited) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In the first three months of 2020, we recognized $2.4 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $1.6 million. These amounts are excluded from non-GAAP results. Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the first quarter of 2020, we incurred an additional $0.2 million in costs related to this activity. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and again in the first quarter of 2020 for an additional $9.4 million. This estimate will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. At March 31, 2020, we have recorded $23.0 million allowance on $30.2 million of accounts receivable, or 76%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2018 and 2019 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018, $1.8 million in 2019 and $0.2 million in the first three months of 2020) and the mitigation of material weaknesses ($1.8 million in 2018 and $0.3 million in 2019). We did not incur any such costs in the first three months of 2020. | 43

Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries (In millions) Full Year 2019 Cash flows from operating activities Operating activities - GAAP $ 368.6 Increase in restricted cash held for customers (23.7) Increase in certain customer obligations(a) (11.4) Operating activities - non-GAAP $ 333.5 Capital expenditures - GAAP (164.8) Free cash flow before dividends $ 168.7 Full Year 2019 Cash paid for interest $ 84.2 Cross currency swap contract(b) (4.2) Cash interest $ 80.0 (a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. (b) Interest payments for the cross currency swap contract are included in cash flows from financing activities on the consolidated statements of cash flows. Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information, the impact of cash received and processed in certain of our Cash Management Services operations and capital expenditures. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows. | 44

Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations - Net Debt (Unaudited) (In millions) December 31, December 31, December 31, March 31, (In millions) 2017 2018 2019 2020 Debt: Short-term borrowings $ 45.2 $ 28.9 $ 14.3 $ 14.1 Long-term debt 1,191.5 1,525.1 1,629.3 1,830.8 Total Debt 1,236.7 1,554.0 1,643.6 1,844.9 Restricted cash borrowings(a) (27.0) (10.5) (10.3) (10.1) Total Debt without restricted cash borrowings 1,209.7 1,543.5 1,633.3 1,834.8 Less: Cash and cash equivalents 614.3 343.4 311.0 274.4 Amounts held by Cash Management Services operations(b) (16.1) (14.1) (26.3) (16.5) Cash and cash equivalents available for general corporate purposes 598.2 329.3 284.7 257.9 Net Debt $ 611.5 $ 1,214.2 $ 1,348.6 $ 1,576.9 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017, December 31, 2018, December 31, 2019 and March 31, 2020. | 45